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                                                                    EXHIBIT 15.1


           AWARENESS LETTER--UNAUDITED INTERIM FINANCIAL INFORMATION

Cross Timbers Oil Company
Fort Worth, Texas

     We are aware that our report dated May 10, 1999, which was included in the Cross Timbers Oil Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, is being incorporated by reference in the Company's Registration Statement on Form S-3.

     We also are aware that the aforementioned report, pursuant to Regulation C under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by our firm within the meaning of Sections 7 and 11 of that Act.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Fort Worth, Texas
June 1, 1999